                            ANNIE'S HOMEGROWN, INC.
                                395 MAIN STREET
                              WAKEFIELD, MA 01880

                                        August 25, 1998

Fremont Financial Corporation
666 Fifth Avenue, 21st Floor
New York, NY  10103

     Re:  First Amendment to Loan Agreement
          ---------------------------------

Gentlemen:

     Reference is made to the Loan and Security Agreement, dated February 3, 1998, (the "Loan Agreement") and all supplements, agreements, documents and instruments entered into by Annie's Homegrown, Inc. ("Borrower") pursuant thereto, (collectively, as defined in the Loan Agreement, the "Loan Documents"). Capitalized terms used herein shall have the meanings given them in the Loan Documents.

     Borrower has determined that it would be in its best interest to acquire certain assets (the "Purchased Assets") comprising the "Tamarind Tree" line of food products from The Tamarind Tree Ltd. ("Seller") pursuant to an Asset Purchase Agreement dated July 13, 1998, as amended (the "Purchase Agreement"). In connection with this acquisition, Borrower has requested that Fremont provide additional financing through a $300,000 term loan and a $300,000 increase to the Revolving Advance Limit to facilitate the acquisition of the Purchased Assets, and modify certain provisions of the Loan Agreement in connection therewith. Subject to the terms hereof, Fremont and Borrower agree as follows:

     1.  Consent and Waiver.  Fremont hereby consents to Borrower's purchase of
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the Purchased Assets pursuant to the terms of the Purchase Agreement and waives any Event of Default under the Loan Agreement arising solely from the Borrower's purchase of the Purchased Assets as provided herein.

     2.  Amendments to Loan Agreement.
         ----------------------------

     (a) Section 1.1.  Section 1.1 is amended to add the following definition at
         -----------
the end thereof after the definition of "Reference Rate":

          "Term Loan means the $300,000 term loan made by Fremont to Borrower pursuant to the terms of the First Amendment, evidenced by and repayable in accordance with the terms and conditions of the Secured Promissory Note delivered by Borrower pursuant to the First Amendment.
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Fremont Financial Corporation
August 25, 1998
Page 2


     (b) Section 2.1.  Section 2.1 is deleted in its entirety and the following
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is substituted in place thereof:

     "A. REVOLVING ADVANCES; REVOLVING ADVANCE LIMIT. Upon the request of an Authorized Representative, made at any time or from time to time during the term hereof, and so long as no Event of Default has occurred and is continuing, Fremont shall, in its sole and absolute discretion, make advances (the Revolving Advances) to Borrower in an amount up to (a) the lesser of Nine Hundred Thousand Dollars ($900,000.00) or ninety percent (90%) of (i) the aggregate outstanding amount of Liberty Eligible Accounts or (ii) the undrawn amount of the Letter of Credit, plus (b) the lesser of
     (1) seventy-five (75%) of the aggregate outstanding amount of Eligible Accounts owing from Account Debtors other than Liberty Richter or (2) One Hundred Fifty Thousand Dollars ($150,000.00), plus, subject to Section 2.1C hereof, (c) the lesser of (1) fifty percent (50%) of the aggregate value of the Eligible Inventory or (2) Two Hundred Thousand Dollars ($200,000.00); provided, however, that in no event shall the aggregate amount of the outstanding Revolving Advances be greater than, at any time, the sum of Nine Hundred Thousand Dollars ($900,000.00) (the Revolving Advance Limit). Fremont may reduce its advance rates on Eligible Accounts or Eligible Inventory, reduce the Revolving Advance Limit or establish reserves with respect to borrowing availability if Fremont determines, in its sole discretion, that there has occurred, or is likely to occur, an impairment of the prospect of repayment of all or any portion of the Obligations, the value of the Collateral or the validity or priority of Fremont's security interests in the Collateral. Fremont will endeavor to promptly notify Borrower of any such reduction in advance rates and/or additional reserves against Eligible Accounts or Eligible Inventory provided that the failure of Fremont to furnish any such notice shall not affect such action by Fremont, any of its rights and remedies hereunder or give rise to a cause of action or claim against Fremont by Borrower.

     B. TERM LOAN. Concurrently with satisfaction of the conditions precedent under the First Amendment, Fremont will make a Term Loan to Borrower in the original principal amount of Three Hundred Thousand Dollars ($300,000.00) to be evidenced by and repayable in accordance with the terms and conditions of a Note dated August __, 1998. Such Term Loan and any other Term Loan subsequently made by Fremont to Borrower shall constitute Obligations and shall be secured by the Collateral. The occurrence of a default under such Note or under any Note made in respect of any subsequent Term Loan shall constitute an Event of Default hereunder.

     C. ADVANCE LIMIT. The Revolving Advance Limit plus the principal amount of all Term Loans outstanding from time to time is referred to herein as the Advance Limit.

     D. INVENTORY REVOLVING ADVANCES. The Borrower acknowledges and agrees that until such time as VJI and each other Person that leases or controls the premises where Borrower's inventory is located has entered into lien waiver and access agreements
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Fremont Financial Corporation
August 25, 1998
Page 3


     with Lender satisfactory to Lender in its sole discretion, relating to inventory located on such Person's premises, no Revolving Advances shall be made or available to Borrower pursuant to Section 2.1A(c) hereof."

     (c) Section 2.8.  Section 2.8 is amended to delete the first sentence
         -----------
thereof and the following is substituted in place thereof:

          "Borrower shall pay Fremont an annual fee (the Annual Facility Fee) in the sum of Nine Thousand Dollars ($9,000) plus one percent (1%) of the outstanding principal balance of the Term Loan."

     (d) Section 5.4.  Section 5.4 is amended to add the following location to
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the locations listed therein:  Truitt Bros., Inc., 1105 Front Street, N.E.,
Salem, Oregon 97303.

     (e) Section 5.6.  Section 5.6 is stricken in its entirety and replaced with
         -----------
the following: "The chief executive offices of Borrower is located at 395 Main Street, Wakefield, Massachusetts 01880".

     (f) Section 5.8.  Section 5.8 is amended to add the following fictitious
         -----------
name:  Tamarind Tree.
       --------------

     (g) Section 6.18.  Section 6.18 is amended to delete the amount
         ------------
"$500,000.00" and to substitute in place thereof "$1,000,000.00".

     (h) Section 12.  Section 12 is hereby amended to change the address of
         ----------
Borrower to Annie's Homegrown, Inc., 395 Main Street, Wakefield, Massachusetts 01880.

     3.  Conditions Precedent.  As conditions precedent to the effectiveness of
         --------------------
this First Amendment, each of the following conditions shall be satisfied to the satisfaction of Fremont unless waived by Fremont in writing:

     (a)  No Event of Default shall exist;

     (b) Borrower shall have executed and delivered to Fremont this First Amendment, the Term Note, the Trademark Security Agreement and all other instruments, documents, agreements, waivers, financing statements, assignments and subordination agreements as in the opinion of Fremont may be necessary to give effect to the First Amendment, the transactions contemplated thereby or the perfection of Fremont's security interest in the Purchased Assets;

     (c) Borrower shall have delivered to Fremont and its counsel true and complete certified copies of the Purchase Agreement and all instruments, documents and agreements entered into pursuant or relating thereto and all conditions precedent to the effectiveness of the Purchase Agreement shall have been satisfied and not waived or, if waived Fremont shall have consented to such waiver in writing;
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Fremont Financial Corporation
August 25, 1998
Page 4


     (d) Borrower shall have delivered evidence satisfactory to Fremont that all Purchased Assets will be, effective on the closing under the Purchase Agreement, free and clear of all liens, security interest, encumbrances and claims of any kind, except in favor of Fremont and as permitted under the Loan Documents.

     (e) Borrower shall have executed, and Fremont shall have filed, all financing statements and other instruments deemed necessary or desirable to Fremont to perfect Fremont's security interest in the Purchase Assets, and Fremont shall have received assurances satisfactory to it that such security interests are duly perfected, first priority security interests;

     (f) Borrower shall have delivered to Fremont evidence satisfactory to Fremont that the Purchased Assets have been insured under the Borrower's insurance policies;

     (g) Borrower shall have delivered to Fremont a disbursement letter authorizing Fremont to pay all or a portion of the advances under the Loan Documents in connection with the Purchase Agreement to the persons and in the amount set forth in such letter;

     (h) The Letter of Credit shall be amended in a manner satisfactory to Fremont to increase the amount thereof to $1,000,000.00; and

     (i) Since March 31, 1998 there shall not have occurred any material adverse change in the business, financial condition or results of operation of Borrower or to the existence or value of the Collateral or Purchased Assets.

Borrower's failure to fulfill, or to cause to be fulfilled, each of the foregoing conditions precedent to the satisfaction of Fremont on or before August 31, 1998, shall relieve Fremont of any responsibility to consummate the transactions contemplated by the First Amendment.

     4. Borrower shall pay a $6,000 amendment fee in connection with this First Amendment, which fee shall be fully earned and due and payable on the date hereof.

     5. Borrower confirms that all representations and warranties set forth in the Loan Agreement are and remain on the date hereof, true, accurate and complete in all respects, except as to those modifications thereto set forth herein arising out of the transactions contemplated by the Purchase Agreement.

     6. Borrower acknowledges that it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Loan Agreement and other Loan Documents, and that Borrower has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

Fremont Financial Corporation
August 25, 1998
Page 5


     7. Borrower acknowledges, confirms and agrees that under Section 4.1 of the Loan Agreement and under certain of the other Loan Documents the Borrower has granted to Lender security interests and liens in the Collateral described therein and that Borrower has good and indefeasible title to all of the Collateral, including without limitation all assets acquired pursuant to the Purchase Agreement, free and clear of liens, security interests or encumbrances except those permitted under Section 7.2 of the Loan Agreement. Borrower further acknowledges and agrees that the security interests and liens granted by Borrower in the Collateral secure the payment of all Obligations.

     8. Each of the Guarantors consents to the terms and conditions of this First Amendment and ratify and confirm the terms of their respective Continuing Guaranties.

     9. Except as set forth herein, the undersigned confirm that the Loan Agreement and other Loan Documents remain in full force and effect without amendment or modification of any kind. The undersigned further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing except as waived under paragraph 1 hereof. The execution and delivery of this Amendment by Fremont shall not be construed as a waiver by Fremont of any Event of Default existing on the date hereof under the Loan Agreement. This Amendment, together with the Loan Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

Fremont Financial Corporation
August 25, 1998
Page 6


     Executed under seal on the date set forth above.

                                  ANNIE'S HOMEGROWN, INC.

                                  By:
                                     -------------------------------
                                      Name: Paul B. Nardone
                                      Title:  President



Accepted in New York, New York
on August ___, 1998

FREMONT FINANCIAL CORPORATION

By:
   -------------------------------
   Name:
        --------------------------
   Title:
         -------------------------



COMMONWEALTH OF MASSACHUSETTS
COUNTY OF ____________________          August 25, 1998

    Then personally appeared the above-named Paul B. Nardone and stated that he is a duly authorized officer of Annie's Homegrown, Inc. (the "Corporation"), and acknowledged the foregoing to be his free act and deed and the free act and deed of said corporation, before me,



                                        ----------------------------------------
                                                                 , Notary Public
                                        My Commission Expires:
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Fremont Financial Corporation
August 25, 1998
Page 7


Acknowledged and Agreed:


    Executed under seal on the date set forth above.



                                        ----------------------------------------
                                        Ann E. Withey,  Guarantor



STATE OF ______________________
COUNTY OF ____________________                                   August __, 1998

    Then personally appeared the above-named Ann E. Withey and acknowledged the foregoing to be her free act and deed and the free act before me,



                                        ----------------------------------------
                                                                 , Notary Public
                                        My Commission Expires:
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Fremont Financial Corporation
August 25, 1998
Page 8


Acknowledged and Agreed:


    Executed under seal on the date set forth above.


                                        ----------------------------------------
                                        Andrew Martin, Guarantor



STATE OF ______________________
COUNTY OF ____________________                                   August __, 1998

    Then personally appeared the above-named Andrew Martin and acknowledged the foregoing to be his free act and deed and the free act before me,



                                        ----------------------------------------
                                                                 , Notary Public
                                        My Commission Expires: